                                         EXHIBIT 16.1

KEMPISTY & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS, P.C.                                                                                                                                                                                  _
15 MAIDEN LANE « SUITE 1003 « NEW YORK, NY 10038 « TEL (212) 406-CPA (7272) « FAX (212) 513-1930

January 21, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Gentlemen:

We  have  read  Item  4.01   of   Form  8-K   dated  January  21,  2010  of   Terra  Energy  &  Resource
Technologies, Inc. and  are in agreement  with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in item
4.01.

Very truly yours,

/s/ Kempisty & Company CPAs, PC

Kempisty & Company
Certified Public Accountants, P.C.